Exhibit 99.1

CohBar Reports Third Quarter 2018 Financial Results and Provides Business Update

Will Host Conference Call on November 14, 2018 at 5:00 p.m. Eastern Time

Menlo Park, California – November 14, 2018 – CohBar, Inc. (NASDAQ: CWBR), a clinical stage biotechnology company developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today reported financial results for the third quarter ended September 30, 2018, and provided a business update.

“As we previously discussed, we are moving forward with our plan to address the mild but persistent injection site reactions observed in our Phase 1 clinical trial of CB4211, under development for NASH and obesity,” said Simon Allen, Chief Executive Officer of CohBar. “We will be sharing this plan shortly with the FDA, and look forward to the agency’s timely feedback and resuming clinical activities as expeditiously as possible.”

“This first groundbreaking study of a mitochondria based therapeutic in humans will help inform us not only for the development of CB4211, but also for the development of other potential therapeutics from our large portfolio of novel peptides. We continue to believe in the potential of MBTs to treat a broad range of age-related diseases with large-population indications, including type 2 diabetes, cancer, neurodegenerative disease and cardiovascular disease,” Mr. Allen concluded.

Third Quarter and Recent Business Highlights:

●	Clinical Study Update for CB4211. On November 5, 2018, the company announced the temporary suspension of its ongoing Phase 1 clinical study of CB4211, its lead MBT candidate under development as a potential treatment for non-alcoholic steatohepatitis (NASH) and obesity, in order to address mild injection site reactions that have been unexpectedly persistent. The company has a plan to address the persistent reactions and is seeking feedback from the FDA before resuming the clinical study.

●	Partnership with LifeSci Advisors. CohBar engaged LifeSci Advisors LLC ("LifeSci"), a leading New York-based investor relations consultancy serving life science companies, to implement a comprehensive investor outreach program that will include analyst and investor targeting/outreach, non-deal roadshows, corporate communications, and Key Opinion Leader (KOL) events in the field of mitochondria based therapeutics and age-related diseases.

●	Investment and Scientific Community Outreach. During the third quarter, CohBar’s CEO Simon Allen presented an overview of the Company and its clinical development program at the Bio Investor Forum. Additionally, company management met with investors during the H.C. Wainwright 20th Annual Global Investment Conference.

During the third quarter, CohBar’s founders, Dr. Pinchas Cohen and Dr. Nir Barzilai, continued to be recognized as international leaders in the study of aging, age-related diseases and mitochondrial science.

●	Dr. Cohen co-authored a number of papers published in scientific journals during the quarter including “Humanin Prevents Age-Related Cognitive Decline in Mice and is Associated with Improved Cognitive Age in Humans,” in Nature Scientific Reports; “Chronic Treatment with the Mitochondrial Peptide Humanin Prevents Age-related Myocardial Fibrosis in Mice,” in American Journal of Heart Circulation Physiology; “Characterizing the Protective Effects of SHLP2, a Mitochondrial-Derived Peptide, in Macular Degeneration,” in Nature Scientific Reports; and “Mitochondrial biology and prostate cancer ethnic disparity,” Carcinogenesis. Dr. Cohen also received a major grant from the National Institutes of Health recognizing his ground-breaking work in the field of mitochondrial science entitled, “Humanin is an AD resilience factor through its interaction with APOE4.”

●	Dr. Barzilai delivered a keynote speech at the Aging Cell Conference in Sitges, Spain and co-authored a number of scientific papers published during the quarter including: “Aging as a Biological Target for Prevention and Therapy,” in JAMA; “A framework for selection of blood-based biomarkers for geroscience-guided clinical trials: Report from the TAME Biomarkers Workgroup,” in Geroscience; “Targeting Senescence,” in Nature Medicine; “APOE Alleles and Extreme Human Longevity,” Journals of Gerontology; “40 Years of IGF1: The Jekyll and Hyde of the Aging Brain,” in Journal of Molecular Endocrinology; “Late-Life Targeting of the IGF1 Receptor Improves Healthspan and Lifespan in Female Mice,” in National Communications.

Third Quarter 2018 Financial Highlights

●	Cash and Investments. CohBar had cash and investments of $24,223,712 on September 30, 2018, compared to $8,452,459 on December 31, 2017.

●	R&D Expenses. Research and development expenses were $3,435,509 in the three months ended September 30, 2018, compared to $2,316,454 in the prior year quarter. The increase was primarily due to the costs of our clinical activities and a net increase in stock-based compensation related to performance equity grants that vested within the the current year quarter, offset by a decrease in costs related to the timing of IND-enabling activities incurred in the prior year period.

●	G&A Expenses. General and administrative expenses were $1,061,709 for the three months ended September 30, 2018, compared to $549,505 in the prior year quarter. The increase in general and administrative expenses was primarily due to an increase in stock-based compensation related to performance equity grants that vested within the current year quarter, the costs associated with new grants made since the prior year period and an increase in directors fees in the current quarter.

●	Net Loss. For the three months ended September 30, 2018, net loss was $4,613,042, or $0.11 per basic and diluted share, compared to a net loss of $2,861,107, or $0.07 per basic and diluted share, for the three months ended September 30, 2017.

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Details for Conference Call

Date: November 14, 2018

Time: 5:00 p.m. Eastern Time

-	Dial-in U.S. and Canada: (888) 394-8218
-	Dial-in International: (323) 701-0225
-	Conference ID Number: 1659879

We kindly request that you call into the conference audio approximately 10 minutes before the start time so that we can begin promptly.

An audio replay of the call will be available beginning at 8:00 p.m. Eastern Time on November 14, 2018, through 11:59 p.m. Eastern Time on December 5, 2018. To access the recording please dial (844) 512-2921 in the U.S. and Canada, or (412) 317-6671 internationally, and reference Conference ID# 1659879. The audio replay will also be available at www.cohbar.com from November 14 through December 5, 2018.

About CB4211

CohBar’s lead program is based on CB4211, a first-in-class mitochondria based therapeutic (MBT) that has demonstrated significant therapeutic potential in preclinical models of nonalcoholic steatohepatitis (NASH) and obesity. CB4211 is a novel and improved analog of MOTS-c, a naturally occurring mitochondrial-derived peptide (MDP) which was discovered in 2012 by CohBar founder Dr. Pinchas Cohen and his academic collaborators and has been shown to play a significant role in the regulation of metabolism. In July 2018, CB4211 entered a Phase 1a/1b clinical trial which includes a potential activity readout relevant to NASH and obesity. In November 2018, the company announced the temporary suspension of the trial to address mild injection site reactions that were unexpectedly persistent. NASH has been estimated to affect as many as 12% of adults in the U.S., and there is currently no approved treatment for the disease.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical stage biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases with underlying metabolic dysfunction, including nonalcoholic steatohepatitis (NASH), obesity, type 2 diabetes, cancer, and cardiovascular and neurodegenerative diseases. To date, the company and its founders have discovered more than 100 MDPs. For additional company information, please visit www.cohbar.com.

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Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its lead CB4211 drug candidate program, including statements regarding the suspension of the Phase 1 clinical trial for CB4211, planned steps to address the adverse events, suggested causes of injection site reactions and anticipated resumption of the Phase 1 clinical trial for CB4211. Forward-looking statements are based on current expectations, projections and interpretations that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These include the possibility that the Phase 1 clinical trial will remain suspended for longer than anticipated or may not be resumed; CohBar’s possible inability to mitigate the prevalence and/or persistence of the injection site reactions; receipt of unfavorable feedback from regulators regarding the safety or tolerability of CB4211 or the possibility of other developments affecting the viability of CB4211 as a clinical candidate or its commercial potential.  Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor and Media Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888

jeff.biunno@cohbar.com

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

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CohBar, Inc.

Condensed Balance Sheets

	As of
	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash	$8,689,514	$2,823,450
Investments	15,534,198	5,629,009
Prepaid expenses and other current assets	238,455	164,274
Total current assets	24,462,167	8,616,733
Property and equipment, net	196,785	176,531
Intangible assets, net	20,502	23,051
Other assets	50,271	46,904
Total assets	$24,729,725	$8,863,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219,808	$492,015
Accrued liabilities	336,277	249,158
Accrued payroll and other compensation	181,358	503,133
Total current liabilities	737,443	1,244,306
Note payable, net of debt discount and offering costs of $1,096,126 and $0 as of September 30, 2018 and December 31, 2017, respectively	2,806,374	-
Total liabilities	3,543,817	1,244,306

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares; No shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares; Issued and outstanding 42,538,796 shares as of September 30, 2018 and 39,439,505 as of December 31, 2017	42,539	39,440
Additional paid-in capital	56,901,797	31,822,161
Accumulated deficit	(35,758,428)	(24,242,688)
Total stockholders’ equity	21,185,908	7,618,913
Total liabilities and stockholders’ equity	$24,729,725	$8,863,219

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CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	3,435,509	2,316,454	7,948,951	4,883,868
General and administrative	1,061,709	549,505	3,290,113	2,124,601
Total operating expenses	4,497,218	2,865,959	11,239,064	7,008,469
Operating loss	(4,497,218)	(2,865,959)	(11,239,064)	(7,008,469)

Other income (expense):
Interest income	72,810	5,954	91,818	12,359
Interest expense	(78,691)	(1,102)	(153,307)	(3,587)
Amortization of debt discount and offering costs	(109,943)	-	(215,187)	(59)
Total other (expense) income	(115,824)	4,852	(276,676)	8,713
Net loss	$(4,613,042)	$(2,861,107)	$(11,515,740)	$(6,999,756)
Basic and diluted net loss per share	$(0.11)	$(0.07)	$(0.28)	$(0.19)
Weighted average common shares outstanding - basic and diluted	42,478,877	38,809,942	40,815,309	36,829,669

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